EXHIBIT 10.1

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

This THIRD AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), is entered into as of August 1, 2022 and amends the Employment Agreement (defined below), between Lantern Pharma Inc. (the “Company”) and Panna Sharma (“Executive”). The Company and Executive may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, the Company and Executive have entered into the Employment Agreement, dated as of July 23, 2018 and previously amended as of May 18, 2020 and January 1, 2022 (collectively, the “Employment Agreement”), wherein the Company is employing Executive as the Company’s Chief Executive Officer and President; and

WHEREAS, the Company and Executive wish to amend the Employment Agreement to (i) extend the term of the Employment Agreement to July 31, 2024; and (ii) increase the annual pre-tax base salary level for Executive under the Employment Agreement to $510,000 commencing as of August 1, 2022.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other legal and valuable consideration, the Parties agree as follows:

1.	The first sentence of Section 1.4 of the Employment Agreement is hereby amended to read in its entirety as follows:

“The term of Executive’s employment under this Agreement shall begin on the Effective Date and, unless sooner terminated in accordance with Section 3, shall conclude on July 31st, 2024 (the “Term”).”

2.	Section II of Exhibit A to the Employment Agreement is hereby amended to read in its entirety as follows:

“Future Base Salary. Following the Company’s completion of an initial public offering (“IPO”) and listing of the Company’s common stock on the NASDAQ Stock Market, the Company shall thereafter pay Executive a pre-tax base salary (“Future Base Salary”) of $432,000 (Four Hundred Thirty-Two Thousand U.S. Dollars) per annum, less all applicable withholdings, with such Future Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after June 15, 2020 and prior to January 1, 2022. Commencing January 1, 2022, the Future Base Salary shall be increased to $449,280.00 (Four Hundred Forty Nine Thousand Two Hundred Eighty U.S. Dollars) per annum, less all applicable withholdings, with such increased Future Base Salary (the “Adjusted Future Base Salary”) to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after January 1, 2022 and prior to August 1, 2022. Commencing August 1, 2022, the Adjusted Future Base Salary shall be increased to $510,000.00 (Five Hundred Ten Thousand U.S. Dollars) per annum, less all applicable withholdings, with such increased Adjusted Future Base Salary to be paid in accordance with the Company’s standard payroll practices with respect to pay periods (or applicable portions thereof) during the Term of this Agreement that occur on or after August 1, 2022.”

3.	All other terms of and conditions to the Employment Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment to be effective as of August 1, 2022.

COMPANY:

Lantern Pharma Inc.

By:	/s/ David R. Margrave
David R. Margrave
Chief Financial Officer

EXECUTIVE:

/s/ Panna Sharma
Panna Sharma

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